UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699
(Address of principal executive offices)	(Zip Code)

215-977-3000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 4, 2005, executives of Sunoco, Inc. (the “Company”) presented to certain investors the information about the Company described in the slides attached to this report as Exhibit 99.1. Exhibit 99.1 and the slides thereof are incorporated by reference herein. A webcast of the Company’s presentation of these slides at the Credit Suisse First Boston 2005 Energy Summit will be available on the Company’s website at www.sunocoinc.com beginning at 11:00 a.m. Eastern Time on Friday, February 4, 2005.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1993, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibit

99.1	Slide presentation given by executives of Sunoco, Inc. on February 4, 2005.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunoco, Inc.
(Registrant)

Date February 4, 2005	/s/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller
(Principal Accounting Officer)